Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:

Paul Vincent, VP of Treasury and Investor Relations,

(713) 654-2200

1001 Louisiana St., Suite 2900

Houston, TX 77002

NYSE: SPN

SUPERIOR ENERGY SERVICES ANNOUNCES

SECOND QUARTER 2020 RESULTS

Houston, August 10, 2020 – Superior Energy Services, Inc. (NYSE: SPN) (the “Company”) today announced a net loss from continuing operations for the second quarter of 2020 of $58.9 million, or $3.97 per share, on revenue of $183.9 million. This compares to a net loss from continuing operations of $32.3 million, or $2.18 per share, for the first quarter of 2020, on revenue of $321.5 million and a net loss from continuing operations of $18.4 million, or $1.18 per share, for the second quarter of 2019, on revenue of $367.4 million.

The Company reported $9.1 million in severance and other related costs, and $8.6 million of merger-related transaction costs. The resulting adjusted net loss from continuing operations for the second quarter of 2020 was $45.3 million, or $3.06 per share.

David Dunlap, President and CEO, commented, “We expected a significant reduction in oil field activity resulting from the COVID-19 related economic slow-down during the second quarter, and our sequential revenue decline of 43% was in line with those expectations.

“As we manage these troubling and uncertain times, we have prioritized our balance sheet and cost structure. Measures taken during the quarter include lower levels of spending, structural cost reductions, and disciplined operations, resulting in a 10% sequential increase of our cash balance, which grew to $278 million. Our cash balance at quarter-end does not reflect a tax refund of approximately $30 million, which was received in July.

“Despite an uncertain forward outlook, we are observing signals that oil field activity, particularly completion related operations, will increase during the second half of the year as broader economic activity improves. We expect the impact of the COVID-19 pandemic to persist well into the future, and we will continue to be agile in our approach as the landscape evolves.”

Second Quarter 2020 Geographic Breakdown

U.S. land revenue was $55.0 million in the second quarter of 2020, a decrease of 59% as compared with revenue of $134.7 million in the first quarter of 2020, and a 72% decrease compared to revenue of $194.1 million in the second quarter of 2019. U.S. offshore revenue decreased 27% to $58.6 million as compared with revenue of $80.1 million in the first quarter of 2020, and decreased 29% from revenue of $83.0 million in the second quarter of 2019. International revenue of $70.3 million decreased by 34% as compared with revenue of $106.8 million in the first quarter of 2020 and decreased 22% as compared to revenue of $90.4 million in the second quarter of 2019.

Drilling Products and Services Segment

The Drilling Products and Services segment revenue in the second quarter of 2020 was $67.4 million, a 35% decrease from first quarter 2020 revenue of $104.0 million and a 33% decrease from second quarter 2019 revenue of $100.7 million.

U.S. land revenue decreased 47% from first quarter 2020 to $19.5 million, U.S. offshore revenue decreased 23% sequentially to $28.6 million and international revenue decreased by 36% to $19.2 million.

Onshore Completion and Workover Services Segment

The Onshore Completion and Workover Services segment revenue in the second quarter of 2020 was $21.2 million, a 65% decrease from first quarter 2020 revenue of $61.2 million, and a 78% decrease from second quarter 2019 revenue of $94.6 million.

Production Services Segment

The Production Services segment revenue decreased in the second quarter of 2020 by 46% to $54.5 million from $101.5 million in the first quarter of 2020 and decreased by 47% from second quarter 2019 revenue of $103.0 million.

U.S. land revenue was $11.1 million, a 64% decrease from first quarter 2020 revenue of $30.7 million. U.S. offshore revenue decreased 44% sequentially to $6.4 million and international revenue decreased by 38% from the first quarter 2020 to $37.0 million.

Technical Solutions Segment

The Technical Solutions segment revenue in the second quarter of 2020 was $40.8 million, a 25% decrease from first quarter 2020 revenue of $54.8 million and a 41% decrease from second quarter 2019 revenue of $69.1 million.

U.S. land revenue decreased 48% sequentially to $3.2 million. U.S. offshore revenue decreased 25% sequentially to $23.6 million and international revenue decreased 18% to $14.1 million.

About Superior Energy Services

Superior Energy Services (NYSE: SPN) serves the drilling, completion and production-related needs of oil and gas companies worldwide through a diversified portfolio of specialized oilfield services and equipment that are used throughout the economic life cycle of oil and gas wells. For more information, visit: www.superiorenergy.com.

Forward-Looking Statements

This press release contains, and future oral or written statements or press releases by the Company and its management may contain, certain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Generally, the words “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks” and “estimates,” variations of such words and similar expressions identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical fact regarding the Company’s financial position, financial performance, liquidity, strategic alternatives, market outlook, future capital needs, capital allocation plans, business strategies and other plans and objectives of our management for future operations and activities are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company’s management in light of its experience and prevailing circumstances on the date such statements are made. Such forward-looking statements, and the assumptions on which they are based, are inherently speculative and are subject to a number of risks and uncertainties that could cause the Company’s actual results to differ materially from such statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of the Company, which could cause actual results to differ materially from such statements.

While the Company believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: the conditions in the oil and gas industry; the effects of public health threats, pandemics and epidemics, and the adverse impact thereof on our business, financial condition, results of operations and liquidity, including, but not limited to, our growth, operating costs, supply chain, labor availability, logistical capabilities, customer demand and industry demand generally, margins, utilization, cash position, taxes, the price of our securities, and our ability to access capital markets, including the macroeconomic effects from the continuing COVID-19 pandemic; the ability of the members of the Organization of the Petroleum Exporting Countries and its broader partners (“OPEC+”) to agree on and to maintain crude oil price and production controls; our outstanding debt obligations and the potential effect of limiting our ability to fund future growth; inability to generate enough cash flows to meet our debt obligations; necessary capital financing may not be available at economic rates or at all; volatility of our common stock; operating hazards, including the significant possibility of accidents resulting in personal injury or death, or property damage for which we may have limited or no insurance coverage or indemnification rights; possibly not being fully indemnified against losses incurred due to catastrophic events; claims, litigation or other proceedings that require cash payments or could impair the Company’s financial condition; credit risk associated with the customer base; the effect of regulatory programs and environmental matters on our operations or prospects; the impact of unfavorable or unusual weather conditions could have on our operations; the potential inability to retain key employees and skilled workers; political, legal, economic and other risks and uncertainties associated with the Company’s international operations; laws, regulations or practices in foreign countries could materially restrict operations or expose us to additional risks; potential changes in tax laws, adverse positions taken by tax authorities or tax audits impacting operating results; changes in competitive and technological factors affecting operations; risks associated with the uncertainty of macroeconomic and business conditions worldwide; potential impacts of cyber-attacks on operations; counterparty risks associated with reliance on key suppliers; challenges with estimating the Company’s potential liabilities related to its oil and natural gas property; risks associated with potential changes of Bureau of Ocean Energy Management security and bonding requirements for the Company’s offshore platforms; the amount of the costs, fees, expenses and charges incurred as a result of terminating the Combination; the potential impact on our business and financial results due to the failure to close the Combination.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in the Company’s Form 10-K, the Company’s Form 10-Q for the quarter ended March 31, 2020, and those set forth from time to time in the Company’s other periodic filings with the Securities and Exchange Commission, which are available at www.superiorenergy.com. Except as required by law, the Company expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

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SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2020	2019	2020	2020	2019
Revenues	$183,853	$367,438	$321,497	$505,350	$732,712

Cost of revenues (exclusive of depreciation, depletion, amortization and accretion)	128,803	229,532	211,686	340,489	469,585
Depreciation, depletion, amortization and accretion	36,786	51,271	41,355	78,141	107,614
General and administrative expenses	59,707	71,038	65,157	124,864	142,150
Reduction in value of assets	—	7,556	16,522	16,522	7,556

Income/(Loss) from operations	(41,443)	8,041	(13,223)	(54,666)	5,807

Other income (expense):
Interest expense, net	(24,749)	(24,650)	(25,134)	(49,883)	(49,771)
Other income (expense)	821	490	(4,232)	(3,411)	(1,122)

Loss from continuing operations before income taxes	(65,371)	(16,119)	(42,589)	(107,960)	(45,086)
Income taxes	(6,508)	2,322	(10,254)	(16,762)	5,999

Net loss from continuing operations	(58,863)	(18,441)	(32,335)	(91,198)	(51,085)
Loss from discontinued operations, net of income tax	(6,243)	(52,609)	(47,129)	(53,372)	(67,670)

Net loss	$(65,106)	$(71,050)	$(79,464)	$(144,570)	$(118,755)

Basic and diluted loss per share
Net loss from continuing operations	$(3.97)	$(1.18)	$(2.18)	$(6.18)	$(3.29)
Income from discontinued operations	(0.42)	(3.37)	(3.18)	(3.61)	(4.35)

Basic and diluted loss per share	$(4.39)	$(4.55)	$(5.36)	$(9.79)	$(7.64)

Weighted average shares outstanding	14,826	15,600	14,809	14,767	15,538

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	6/30/2020	12/31/2019
ASSETS

Current assets:
Cash and cash equivalents	$278,409	$272,624
Accounts receivable, net	219,410	332,047
Income taxes receivable	32,648	740
Prepaid expenses	42,893	49,132
Inventory and other current assets	118,309	117,629
Assets held for sale	116,163	216,197

Total current assets	807,832	988,369

Property, plant and equipment, net	599,114	664,949
Operating lease right-of-use assets	71,376	80,906
Goodwill	136,006	137,695
Notes receivable	70,350	68,092
Restricted cash	2,774	2,764
Intangible and other long-term assets, net	46,988	50,455

Total assets	$1,734,440	$1,993,230

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$64,604	$92,966
Accrued expenses	147,304	182,934
Current portion of decommissioning liabilities	3,706	3,649
Liabilities held for sale	7,252	44,938

Total current liabilities	222,866	324,487

Long-term debt, net	1,288,663	1,286,629
Decommissioning liabilities	135,677	132,632
Operating lease liabilities	54,087	62,354
Deferred income taxes	2,531	3,247
Other long-term liabilities	125,743	134,308

Total stockholders’ equity (deficit)	(95,127)	49,573

Total liabilities and stockholders’ equity (deficit)	$1,734,440	$1,993,230

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

SIX MONTHS ENDED JUNE 30, 2020 AND 2019

(in thousands)

(unaudited)

	2020	2019
Cash flows from operating activities:
Net loss	$(144,570)	$(118,755)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion, amortization and accretion	78,141	157,657
Reduction in value of assets	16,522	31,381
Reduction in value of assets held for sale	49,361	—
Other noncash items	14,614	17,788
Changes in working capital and other	(14,641)	(19,241)

Net cash provided by (used in) operating activities	(573)	68,830

Cash flows from investing activities:
Payments for capital expenditures	(30,518)	(79,136)
Proceeds from sales of assets	39,445	84,557

Net cash provided by investing activities	8,927	5,421

Cash flows from financing activities:
Other	(208)	(1,026)

Net cash used in financing activities	(208)	(1,026)
Effect of exchange rate changes in cash	(2,351)	(102)

Net change in cash, cash equivalents, and restricted cash	5,795	73,123
Cash, cash equivalents and restricted cash at beginning of period	275,388	163,748

Cash, cash equivalents, and restricted cash at end of period	$281,183	$236,871

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

REVENUE BY GEOGRAPHIC REGION BY SEGMENT

(unaudited)

	Three months ended,
	June 30, 2020	March 31, 2020	June 30, 2019
U.S. land
Drilling Products and Services	$19,538	$36,656	$47,267
Onshore Completion and Workover Services	21,180	61,218	94,618
Production Services	11,097	30,667	38,808
Technical Solutions	3,166	6,137	13,385

Total U.S. land	$54,981	$134,678	$194,078

U.S. offshore
Drilling Products and Services	$28,587	$37,224	$28,085
Onshore Completion and Workover Services	—	—	—
Production Services	6,363	11,299	21,410
Technical Solutions	23,611	31,533	33,492

Total U.S. offshore	$58,561	$80,056	$82,987

International
Drilling Products and Services	$19,225	$30,113	$25,330
Onshore Completion and Workover Services	—	—	—
Production Services	37,033	59,538	42,784
Technical Solutions	14,053	17,112	22,259

Total International	$70,311	$106,763	$90,373

Total Revenues	$183,853	$321,497	$367,438

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

SEGMENT HIGHLIGHTS

(in thousands)

(unaudited)

	Three months ended,
	June 30, 2020 (1)	March 31, 2020 (1)	June 30, 2019 (1)
Revenues
Drilling Products and Services	$67,350	$103,993	$100,682
Onshore Completion and Workover Services	21,180	61,218	94,618
Production Services	54,493	101,504	103,002
Technical Solutions	40,830	54,782	69,136

Total Revenues	$183,853	$321,497	$367,438

Income (Loss) from Operations
Drilling Products and Services	$18,804	$36,867	$26,087
Onshore Completion and Workover Services	(10,321)	(1,870)	3,031
Production Services	(7,350)	756	3,442
Technical Solutions	(4,709)	(2,292)	8,473
Corporate and other	(20,206)	(19,803)	(24,174)

Total Income from Operations	$(23,782)	$13,658	$16,859

EBITDA
Drilling Products and Services	$34,632	$54,657	$47,577
Onshore Completion and Workover Services	(4,807)	4,443	12,471
Production Services	2,832	11,594	16,614
Technical Solutions	(374)	3,053	14,452
Corporate and other	(19,279)	(18,734)	(22,984)

Total EBITDA	$13,004	$55,013	$68,130

(1)

Income (loss) from operations and EBITDA exclude the impact of special items for the three months ended June 30, 2020, March 31, 2020 and June 30, 2019. For Non-GAAP reconciliations, refer to Table 2 below.

Reconciliation of Consolidated Adjusted Net Loss

(in thousands)

(unaudited)

Table 1

	Three months ended,
	June 30, 2020		March 31, 2020		June 30, 2019
	Consolidated	Per Share	Consolidated	Per Share	Consolidated	Per Share
Reported net loss from continuing operations	$(58,863)	$(3.97)	$(32,335)	$(2.18)	$(18,441)	$(1.18)
Reduction in value of assets	—	—	16,522	1.12	7,556	0.48
Severance and other related costs	9,104	0.61	6,020	0.41	1,262	0.08
Merger-related transaction costs	8,557	0.58	4,339	0.29	—	—
Income taxes	(4,097)	(0.28)	(6,236)	(0.42)	(2,046)	(0.13)

Adjusted net loss from continuing operations	$(45,299)	$(3.06)	$(11,690)	$(0.78)	$(11,669)	$(0.75)

Reconciliation of Adjusted Income (Loss) from Operations and Adjusted EBITDA by Segment

(in thousands)

(unaudited)

Table 2

	Three months ended June 30, 2020
	Drilling Products and Services	Onshore Completion and Workover Services	Production Services	Technical Solutions	Corporate and Other	Consolidated
Reported net income (loss) from continuing operations	$18,108	$(12,578)	$(11,162)	$(5,788)	$(47,443)	$(58,863)
Severance and other related costs	696	2,257	3,812	2,183	156	9,104
Merger-related costs	—	—	—	—	8,557	8,557
Interest expense, net	—	—	—	(1,104)	25,853	24,749
Other expense	—	—	—	—	(821)	(821)
Income taxes	—	—	—	—	(6,508)	(6,508)

Income (loss) from operations	$18,804	$(10,321)	$(7,350)	$(4,709)	$(20,206)	$(23,782)

Depreciation, depletion, amortization and accretion	15,828	5,514	10,182	4,335	927	36,786

Adjusted EBITDA	$34,632	$(4,807)	$2,832	$(374)	$(19,279)	$13,004

	Three months ended March 31, 2020
	Drilling Products and Services	Onshore Completion and Workover Services	Production Services	Technical Solutions	Corporate and Other	Consolidated
Reported net income (loss) from continuing operations	$36,727	$(2,998)	$(3,897)	$(17,329)	$(44,838)	$(32,335)
Severance and other related costs	140	1,128	557	3,784	411	6,020
Merger-related costs	—	—	—	—	4,339	4,339
Reduction in value of assets	—	—	4,096	12,426	—	16,522
Interest expense, net	—	—	—	(1,173)	26,307	25,134
Other expense	—	—	—	—	4,232	4,232
Income taxes	—	—	—	—	(10,254)	(10,254)

Adjusted income (loss) from operations	$36,867	$(1,870)	$756	$(2,292)	$(19,803)	$13,658

Depreciation, depletion, amortization and accretion	17,790	6,313	10,838	5,345	1,069	41,355

Adjusted EBITDA	$54,657	$4,443	$11,594	$3,053	$(18,734)	$55,013

	Three months ended June 30, 2019
	Drilling Products and Services	Onshore Completion and Workover Services	Production Services	Technical Solutions	Corporate and Other	Consolidated
Reported net income (loss) from continuing operations	$26,087	$(4,525)	$3,442	$9,508	$(52,953)	$(18,441)
Severance and other related costs	—	—	—	—	1,262	1,262
Reduction in value of assets	—	7,556	—	—	—	7,556
Interest expense, net	—	—	—	(1,035)	25,685	24,650
Other expense	—	—	—	—	(490)	(490)
Income taxes	—	—	—	—	2,322	2,322

Adjusted income (loss) from operations	$26,087	$3,031	$3,442	$8,473	$(24,174)	$16,859

Depreciation, depletion, amortization and accretion	21,490	9,440	13,172	5,979	1,190	51,271

Adjusted EBITDA	$47,577	$12,471	$16,614	$14,452	$(22,984)	$68,130